 UNITED FINANCIAL BANCORP, INC.

 POWER OF ATTORNEY

 The undersigned hereby constitutes and appoints Marliese L. Shaw or Eric R.
Newell, individually or collectively my true and lawful attorneys with full power to sign for me and in my name, in the capacities indicated below with respect to United Financial Bancorp, Inc., Forms 3, 4 and 5, and such other
Forms or materials that are or may be promulgated by the Securities and Exchange
Commission in connection with compliance with Section 16(a) of the Securities
Exchange Act of 1934 and Rule 16a-3 under such Act, and generally to do all such things in my name and behalf in such capacities, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming my signature as it may be signed by my said attorneys, or either of them, to said Forms and any and all amendments thereto.

       Signature /s/ Michael F. Crowley

       Print Name: Michael F. Crowley

       Title:   Director

       Date:    4/17/2014